FORM OF NONCOMPETITION AGREEMENT


         This NONCOMPETITION AGREEMENT (the "Agreement") is entered into this 5th day of March, 1997, by and between________________________ ("Stockholder"), and CRYOLIFE, INC., a Florida corporation ("CryoLife").

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of March __, 1997, by and among CryoLife, CryoLife Acquisition Corporation, a Florida corporation and wholly-owned subsidiary of CryoLife ("Newco"), Ideas for Medicine, Inc., a Florida corporation ("IFM"), and the shareholders of IFM, IFM is being merged with and into Newco;

         WHEREAS, pursuant to the Merger Agreement, CryoLife will acquire, simultaneously with the execution of this Agreement and by virtue of its ownership of Newco, ownership of the business and assets of IFM;

         WHEREAS, Stockholder is a shareholder of IFM and acknowledges the merger of IFM into Newco will benefit Stockholder through the receipt of cash and shares of Common Stock of CryoLife;

         WHEREAS, in order to induce CryoLife to enter into and consummate the Merger Agreement, Stockholder has agreed to accept certain restrictions as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.  DEFINITIONS.   The  following   definitions  shall  apply  to  this
Agreement:

             (a) "Company Business" means the business of designing, manufacturing, marketing and distributing specialized tubing products, catheters and medical instruments for use in the field of vascular, general, and laparoscopic surgery, including carotid shunts, occlusion catheters, Hutson dual balloon catheters, embolectomy catheters, dual lumen catheters, aortic catheters, venous access ports, cholangiogram catheters, and laparoscopic instruments. Company Business includes the design, manufacture, mareting and distribution of all products identified in the product catalogue of the Surviving Corporation as of the date hereof.

             (b) "Competing Business" means any person, concern, or entity that is engaged in or conducts a business substantially the same as the Company Business.



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             (c)  "Territory"  means the  United  States,  Germany,  Italy,  the
Netherlands, the United Kingdom, Canada, and France, which the parties hereby acknowledge to be the geographic area in which IFM conducts the Company Business on the date of this Agreement.

             (d) "Trade Secrets" means information relating to IFM or the business and technology of IFM, including, but not limited to, technical and nontechnical data, formulas, patterns, designs, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, pricing information, marketing information, and lists and information with respect to actual or potential customers or suppliers, which
(1) derives economic value, actual or potential, from not being generally known to or readily ascertainable by proper means by persons other than IFM who can obtain economic value from its disclosure or use; and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         2. NONCOMPETITION COVENANTS OF STOCKHOLDER. Stockholder acknowledges that, by virtue of the special knowledge of the affairs, business, customers, suppliers, vendors and the operations of the Company Business that Stockholder has, CryoLife would suffer substantial damage if Stockholder breaches or violates any of the covenants and agreements set forth in this Section 2 or
Section 3. Therefore, Stockholder has agreed to the following covenants and agreements:

             (a) Stockholder covenants that he shall not, for a period of five years from and after the date hereof (the "Noncompetition Period"), directly or indirectly, in the Territory, for his own account or as an owner, partner, member, stockholder, joint venturer, investor, lender, director, officer, employee, member, consultant, manager, independent contractor, or in any other capacity, own, engage in, conduct, manage, operate or participate in any Competing Business; provided, however, the foregoing covenant shall not be deemed to prohibit Stockholder from acquiring as an investment not more than 2% of the capital stock of a Competing Business whose stock is traded on a national securities exchange or over-the-counter.

             (b) During the Noncompetition Period, Stockholder covenants and agrees that he will not, directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate to a Competing Business, or attempt to solicit, divert or appropriate to or for any Competing Business, any persons and/or entities who were customers of IFM in the Territory on the date immediately preceding the date of this Agreement, or any person and/or entity in the Territory to whom IFM has sold or provided any products or services during the 12-month period immediately preceding the date of this Agreement.

             (c) During the Noncompetition Period, Stockholder covenants and agrees that he will not, directly or indirectly, on his own behalf or in the service or on behalf of others, hire or attempt to hire any employee of Newco, or to cause any such employee to


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leave his or her employment, in order to perform services in the Territory for a
Competing Business.

         3. CONFIDENTIAL INFORMATION. Stockholder covenants and agrees that all confidential and proprietary information developed, utilized, or received by Stockholder relating to the operation of the Company Business prior to the Closing of the Merger Agreement, including, without limitation, all Trade Secrets and all information which has been disclosed to IFM by any third party which IFM has treated as confidential (collectively, "Confidential Information"), together with all physical embodiments thereof, has been transferred to Newco pursuant to the Merger Agreement. Stockholder will hold such Confidential Information in trust and strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate the Confidential Information (except use in connection with any employment of Stockholder by CryoLife or Newco). The confidentiality requirements and use restrictions contained in this Section 3 shall survive any termination of this Agreement but shall not apply to any Confidential Information that falls into the public domain through no fault of Stockholder.

         All records, notes, files, memoranda, reports, marketing information, price lists, supplier lists and information, documents, and all copies and like items relating to the Trade Secrets which shall be disclosed to or which shall come into the possession of Stockholder during or prior to the Noncompetition Period shall be the sole and exclusive property of Newco. Stockholder agrees that, at any time upon request, it will promptly deliver to CryoLife the originals and all copies of any of the foregoing that are in his possession, custody or control.

         4. SEVERABILITY. Each provision of this Agreement is severable, and if any one of such provisions shall be reformed or declared unenforceable, such reformation or declaration shall not affect the enforceability or validity of any other provision thereof. Each provision thereof shall be enforceable by
CryoLife or any successor or affiliate thereof against Stockholder notwithstanding any claim or cause of action asserted by Stockholder against CryoLife or any successor or affiliate thereof. The existence of any claim, demand, action, or cause of action of Stockholder against CryoLife or any affiliate shall not constitute a defense to the enforcement by CryoLife of any of the covenants contained herein.

         5. REFORMATION BY COURT. In the event any court of competent jurisdiction should determine that any of the terms of this Agreement are unreasonable or unenforceable in scope, Stockholder and CryoLife consent to the exercise by such court of its equitable jurisdiction to reform such terms in accordance with applicable law.

         6. REMEDIES. Stockholder agrees that if it breaches any provision of this Agreement, the damage to CryoLife would be difficult to ascertain, and money damages would not afford CryoLife an adequate remedy. Therefore, if Stockholder is in breach of this Agreement, the parties hereto agree that CryoLife is entitled, in addition to any and all rights and remedies as would be provided by law, to specific performance, injunctive, and other equitable relief to prevent or restrain a breach of this Agreement. The rights of


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CryoLife  under this  Agreement  are in addition to, and not in lieu of, any and all rights CryoLife may have at law or in equity to protect its business interests. Stockholder agrees to be liable for any and all costs and expenses, including attorneys fees, resulting from the breach by Stockholder of any provision of this Agreement.

         7. AMENDMENTS. No amendment or modification of this Agreement shall be valid or binding upon CryoLife unless made in writing and signed by a duly authorized officer of CryoLife, or upon Stockholder, unless made in writing and signed by Stockholder.

         8. ASSIGNMENT. This Agreement may not be assigned by any party without the prior written consent of the other party hereto, provided that CryoLife may assign this Agreement in whole or in part to one or more affiliates thereof without the consent of Stockholder.

         9. NOTICES.

             (a) Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when (i) personally delivered or sent by a recognized overnight delivery service which guarantees next day delivery ("Overnight Delivery"), (ii) transmitted by facsimile transmission (with a copy sent first class registered or certified mail, return receipt requested and postage prepaid or by Overnight Delivery), or (iii) mailed by first class registered or certified mail, return receipt requested, postage prepaid, transmitted or addressed to the parties at the addresses set forth below:

          If to Stockholder:          _____________________________


          with a copy to:             _____________________________


          If to CryoLife:            CryoLife, Inc.
                                     1655 Roberts Boulevard, N.W.
                                     Kennesaw, Georgia 30144
                                     Attention: Mr. Steven G. Anderson,
                                     President and Chief Executive Officer
                                     Telefax:  (770) 426-0031



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          with a copy to:            Arnall Golden & Gregory
                                     2800 One Atlantic Center
                                     1201 West Peachtree Street
                                     Atlanta, Georgia  30309-3400
                                     Attention:  Mr. Clinton D. Richardson
                                     Telefax:  (404) 873-8664

             (b) All notices shall be deemed received (i) if personally delivered or transmitted by facsimile, on the business day when so delivered or transmitted or if not transmitted at a time which concludes during the business day of the recipient, on the next succeeding business day, (ii) if sent by Overnight Delivery, one business day after it is sent and (iii) if mailed, 48 hours after deposit in the United States mail, as first class registered or certified mail, return receipt requested, postage pre-paid. Either party may change its address for the purposes of this Section by giving not less than ten days prior written notice of such change to the other party in the manner provided in this Section.

         10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11. FLORIDA LAW. This Agreement shall be governed by the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed and delivered this Agreement as of the date set forth above.

                                     CRYOLIFE, INC.


                                     By:__________________________________
                                           Steven G. Anderson
                                           President and Chief Executive Officer

                                     STOCKHOLDER:


                                         __________________________________



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